UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2018 (January 4, 2018)

Oaktree Strategic Income Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-01013	61-1713295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 4.01.    Changes in Registrant’s Certifying Accountant.

(a) Resignation of independent registered public accounting firm

On January 4, 2018, PricewaterhouseCoopers LLP (“PwC”) resigned as the independent registered public accounting firm of Oaktree Strategic Income Corporation (the “Company”), and the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company accepted the resignation of PwC effective as of that date.

The audit reports of PwC on the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2017 and 2016 and through January 4, 2018, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its audit report, and, except as set forth in the following sentence, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. As previously disclosed in the Company’s Annual Reports on Form 10-K for the fiscal years ended September 30, 2017 and 2016, the Company had a material weakness in internal control over financial reporting because it did not design or maintain effective controls to internally communicate current accounting policies and procedures, including the nature of supporting documentation required to validate certain portfolio company data. The Audit Committee discussed the material weakness with PwC and the Company has authorized PwC to respond fully to inquiries of the successor independent registered public accounting firm concerning this matter.

The Company has provided PwC with a copy of the foregoing disclosures and has requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the above statements. A copy of PwC’s letter dated January 8, 2018 is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of new independent registered public accounting firm

Effective January 4, 2018, the Audit Committee engaged Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm.

During the fiscal years ended September 30, 2017 and 2016 and through January 4, 2018, neither the Company nor anyone on its behalf consulted with EY regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description

16.1	Letter furnished by PricewaterhouseCoopers LLP, dated January 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC INCOME CORPORATION

Date: January 8, 2018	By:	/s/ Mel Carlisle
Name: Mel Carlisle
Title: Chief Financial Officer and Treasurer